UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Accenture plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on February 3, 2021.

       C/O GENERAL COUNSEL AND CORPORATE SECRETARY

       161 N. CLARK STREET

       CHICAGO, ILLINOIS 60601

       USA

Meeting Information

  Meeting Type:  Annual General Meeting of Shareholders

  For holders as of:  December 7, 2020

  Date:  February 3, 2021             Time:   3:00 pm, local time

Location:	The Dock
7 Hanover Quay
Grand Canal Dock
Dublin 2, Ireland

  For directions to the meeting, please contact:

  General Counsel and Corporate Secretary

  c/o Accenture, 161 N. Clark Street

  Chicago, Illinois 60601, USA

You are receiving this communication because you hold shares in Accenture plc.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Materials Available to VIEW or RECEIVE:

The Notice of Annual Meeting, 2020 Proxy Statement and Annual Report for the fiscal year ended August 31, 2020 (the “Proxy Materials”) and our 2020 Irish financial statements.

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of the Proxy Materials, or proxy materials for future shareholder meetings, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                         1) BY INTERNET:        www.proxyvote.com

                                         2) BY TELEPHONE:    1-800-579-1639

                                         3) BY E-MAIL*:            sendmaterial@proxyvote.com

*    To request a paper copy of the Proxy Materials for the current meeting by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Please note that this e-mail will not register your preferences for future shareholder meetings. In addition, requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make all requests as instructed above on or before January 20, 2021 to facilitate timely delivery in advance of the meeting.

How To Vote Please Choose One of the Following Voting Methods

Vote By Internet:    Go to www.proxyvote.com, or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail:    You can vote by mail by requesting a paper copy of the Proxy Materials, which will also include a proxy card.

Vote In Person:    You may attend the meeting, or send a personal representative with an appropriate proxy, to vote by poll card at the meeting. Please follow the instructions below under “Shareholder Meeting Registration.” Please contact: General Counsel and Corporate Secretary, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA, for additional information about sending a personal representative on your behalf or for directions to the meeting. In light of the ongoing COVID-19 pandemic, shareholders are strongly encouraged to vote their shares by proxy in advance of the meeting and to not attend the meeting in person. We are monitoring COVID-19 developments and other circumstances, as well as guidance issued by relevant health organizations. Should we determine that alternative arrangements may be advisable or required, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and post additional information on our Investor Relations section of our website. Furthermore, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements.

Shareholder Meeting Registration:    At the entrance to the meeting, we will request to see your admission ticket and valid photo identification, such as a driver’s license or passport. We encourage you to request an admission ticket in advance of the meeting. You may request admission tickets by visiting www.proxyvote.com and following the instructions provided. You will need the 16-digit control number printed in the box marked by the arrow If you do not request an admission ticket in advance, we will request to see proof of share ownership at the entrance to the meeting. Please refer to the proxy statement for additional details.

Voting Items

Accenture plc (“Accenture”)

Company Proposals

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal No. 1 and “FOR” each of the other proposals.

1.	Appointment of the following nominees to the Board of Directors:

Nominees:

1a.	Jaime Ardila

1b.	Herbert Hainer

1c.	Nancy McKinstry

1d.	Beth E. Mooney

1e.	Gilles C. Pélisson

1f.	Paula A. Price

1g.	Venkata (Murthy) Renduchintala

1h.	David Rowland

1i.	Arun Sarin

1j.	Julie Sweet

1k.	Frank K. Tang

1l.	Tracey T. Travis

2.	To approve, in a non-binding vote, the compensation of our named executive officers.

3.

To ratify, in a non-binding vote, the appointment of KPMG LLP (“KPMG”) as independent auditors of Accenture and to authorize, in a binding vote, the Audit Committee of the Board of Directors to determine KPMG’s remuneration.

4.	To grant the Board of Directors the authority to issue shares under Irish law.

5.	To grant the Board of Directors the authority to opt-out of pre-emption rights under Irish law.

6.	To determine the price range at which Accenture can re-allot shares that it acquires as treasury shares under Irish law.